UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

August 29, 2008 (Date of Report)

(Date of Earliest Event Reported)

INSIGHTFUL CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	0-020992	04-2842217
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

1700 Westlake Ave N, Suite 500, Seattle, WA 98109

(Address of Principal Executive Offices, including Zip Code)

(206) 802-2365

(Registrant’s Telephone Number, Including Area Code)

None

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On August 29, 2008, at the annual meeting of the stockholders of Insightful Corporation (“Insightful”), the stockholders voted to adopt the Agreement and Plan of Merger, dated as of June 18, 2008, by and among TIBCO Software Inc. (“TIBCO”), Mineral Acquisition Corporation and Insightful. The merger remains subject to the other closing conditions described in Insightful’s proxy statement filed with the Securities and Exchange Commission on July 25, 2008. Insightful and TIBCO are working to close the merger during the first week of September, subject to these closing conditions.

Note to Investors:

Forward-looking statements include, but are not limited to, statements about the expected closing of the proposed acquisition by TIBCO and other statements that are not historical facts. Words such as “expects,” “believe,” “plan,” “anticipate,” and similar expressions are intended to identify forward-looking statements, but their absence does not necessarily mean that the statement is not forward-looking. Forward-looking statements are based on the judgment and opinions of management at the time the statements are made. These statements are not guarantees of future performance, and inaccurate assumptions and known and unknown risks and uncertainties can affect their accuracy. Actual results could differ materially from those expressed or implied by the forward-looking statements for a number of reasons, including, but not limited to, the risk that the other conditions to the closing of the merger are not satisfied and that the proposed acquisition by TIBCO does not close as or when expected. More detailed information regarding these and other factors that could affect the closing is set forth in our filings with the Securities and Exchange Commission, including the definitive proxy statement filed with the Securities and Exchange Commission on July 25, 2008. You should not unduly rely on these forward-looking statements, which apply only as of the date of this release. We undertake no obligation to update publicly any forward-looking statements to reflect new information, events or circumstances after the date of this release or to reflect the occurrence of anticipated events.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INSIGHTFUL CORPORATION

Date: August 29, 2008	By:	/s/ Richard P. Barber
	Name:	Richard P. Barber
	Title:	Chief Financial Officer